SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2008

HARLEYSVILLE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14697	51-0241172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
355 Maple Avenue, Harleysville, PA 19438-2297
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 256-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 4, 2008, Harleysville Group Inc. issued a press release reporting its results for the second quarter of 2008 (furnished hereunder as Exhibit 99.1 and incorporated herein).

          The information provided in this Form 8-K, Item 2.02, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

          In addition to disclosing results that are determined in accordance with U.S. generally accepted accounting principles (GAAP), the Company also discloses non-GAAP information on operating earnings and its statutory combined ratio.  Management believes information on operating earnings and statutory combined ratio is useful to investors.  Management has historically employed operating earnings and statutory combined ratio as valuable measurements of the underlying profitability of the Company's insurance operations since they exclude the impact of the Company's investment results.

ITEM 8.01     OTHER EVENTS

On August 1, 2008, the Company announced that its board of directors has a approved a 20 percent increase in the Company’s regular quarterly cash dividend to $0.30 per share from $0.25 per share. The first such dividend will be paid on September 30, 2008 to stockholders of record on September 15, 2008.  A copy of the press release issued announcing the increase in quarterly dividend is filed hereunder as Exhibit 99.2 and incorporated herein.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Press Release, dated August 4, 2008, “Harleysville Group Reports Second Quarter 2008 Results.”

Exhibit 99.2 Press Release, dated August 1, 2008, “Harleysville Group Inc. Increases Quarterly Dividend By 20 Percent.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEYSVILLE GROUP INC.
Registrant

Date:	August 4, 2008	By:	/s/ ARTHUR E. CHANDLER
Arthur E. Chandler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release, dated August 4, 2008, of Harleysville Group Inc.

99.2	Press Release, dated August 1, 2008, of Harleysville Group Inc.